UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): November 15, 2011

(November 11, 2011)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) previously approved, subject to stockholder approval, certain amendments to the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), that would (i) increase the number of shares of the Company’s common stock, no par value per share (“Common Stock”), that may be delivered pursuant to awards granted under the 2007 Equity Plan by an additional 14,000,000 shares, (ii) limit the number of shares of Common Stock that may be subject to stock options and stock appreciation rights granted under the 2007 Equity Plan to any individual in a calendar year to 13,500,000 shares and (iii) limit the number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, (other than stock options and stock appreciation rights) granted under the 2007 Equity Plan to any individual in a calendar year to 13,500,000 shares. According to the results from the Company’s annual meeting of shareholders held on November 11, 2011, in Seattle, Washington (the “Annual Meeting”), the Company’s shareholders have approved the amendments to the 2007 Equity Plan.

The following summary of the 2007 Equity Plan is qualified in its entirety by reference to the text of the 2007 Equity Plan attached hereto as Exhibit 10.1.

The Board or one or more committees appointed by the Board administers the 2007 Equity Plan. The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee of the Board. The administrator of the 2007 Equity Plan has broad authority under the 2007 Equity Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2007 Equity Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

After giving effect to the 2007 Equity Plan amendment, the maximum number of shares of Common Stock that may be issued or transferred pursuant to awards under the 2007 Equity Plan equals 32,610,180 shares. The types of awards that may be granted under the 2007 Equity Plan include stock options, stock appreciation rights, restricted stock and restricted stock units, as well as certain cash bonus awards.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2007 Equity Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2011, the Company filed an amendment (the “Amendment”) to the Company’s amended and restated articles of incorporation (the “Articles”) reflecting an increase in the total number of authorized shares of the Company from 284,999,999 to 384,999,999 and an increase in the Company’s authorized shares of Common Stock from 283,333,333 to 383,333,333. The Amendment was approved by the Company’s shareholders at the Annual Meeting.

A copy of the Amendment, which was effective as of November 14, 2011, is attached to this Current Report on Form 8-K as Exhibit 3.1 and is hereby incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders approved the five proposals listed below and selected three years for the sixth proposal. The proposals are described in detail in the Company’s definitive proxy statement dated October 17, 2011 (the “Proxy Statement”) for the Annual Meeting.

The results are as follows:

Proposal 1. Election of Directors

The Company’s shareholders voted on a proposal to elect three Class II directors to the Board, each to serve until the 2014 Annual Meeting of Shareholders, and to elect one Class I director to the Board, to serve until the 2013 Annual Meeting of Shareholders. Pursuant to the Company’s Second Amended and Restated Bylaws, the three Class II nominees for director seats and the one Class I nominee for a director seat who received the most votes cast at the Annual Meeting were elected. The results of the voting were as follows:

Nominee	Director Class	Votes For	Votes Withheld	Broker Non-Votes
James A. Bianco, M.D.	Class II	50,638,328	24,302,266	31,551,310
Vartan Gregorian, Ph.D.	Class II	48,151,985	26,788,609	31,551,310
Frederick W. Telling, Ph.D.	Class II	48,152,870	26,787,724	31,551,310
Reed V. Tuckson, M.D.	Class I	51,945,396	22,995,198	31,551,310

Broker non-votes occur when a broker is not permitted to vote on a certain matter without instructions from the beneficial owner, and such instructions are not given. Broker non-votes had no effect on the outcome of this proposal since the election of directors is based on the number of votes actually cast.

Proposal 2. Amendment of the Amended and Restated Articles of Incorporation

The Company’s shareholders voted on a proposal to approve the Amendment to the Articles to increase the total number of authorized shares from 284,999,999 to 384,999,999 and an increase in the Company’s authorized shares of Common Stock from 283,333,333 to 383,333,333. The results of the voting included 101,321,404 votes for, 4,467,821 votes against, 702,679 votes abstained and no broker non-votes. The Amendment was approved.

Proposal 3. Amendment of the 2007 Equity Plan

The Company’s shareholders voted on a proposal to approve certain amendments to the 2007 Equity Plan, including an increase the number of shares of Common Stock available for issuance under the 2007 Equity Plan by 14,000,000 shares of Common Stock. The results of the voting included 63,100,353 votes for, 11,442,668 votes against, 397,573 votes abstained and 31,551,310 broker non-votes. Broker non-votes had no effect on the outcome of this proposal since the approval of the amendments to the 2007 Equity Plan is based on the number of votes actually cast. The amendments to the 2007 Equity Plan were approved.

Proposal 4. Ratification of Selection of Independent Auditors

The Company’s shareholders voted on a proposal to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011. The results of the voting included 104,844,078 votes for, 712,625 votes against, 935,201 votes abstained and no broker-non votes. The appointment of Marcum LLP was ratified.

Proposal 5. Advisory Vote to Approve Executive Compensation

The Company’s shareholders cast a non-binding advisory vote on a proposal to approve the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement. The results of the voting included 40,835,150 votes for, 12,046,425 votes against, 22,059,019 votes abstained and 31,551,310 broker-non votes. Broker non-votes had no effect on the outcome of this proposal since the proposal to approve an advisory vote on executive compensation is based on the number of votes actually cast. The Company’s shareholders approved the proposal.

Proposal 6.	Advisory Vote to Determine whether an Advisory Vote on Executive Compensation Should Occur Every One, Two or Three Years

The Company’s shareholders cast a non-binding advisory vote on a proposal regarding how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). The Company’s shareholders cast their votes with respect to the advisory vote on the frequency of future advisory votes on executive compensation as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
20,396,581	349,112	31,899,484	22,295,417	31,551,310

Broker non-votes had no effect on the outcome of this proposal since the proposal regarding the frequency of future advisory votes on executive compensation is based on the number of votes actually cast.

After consideration of the shareholders’ recommendations, the Company has decided to hold an advisory vote on the compensation of the Company’s named executive officers every three years until the next statutorily required vote on frequency, which will be not later than the Company’s annual meeting in 2017.

Item 7.01	Regulation FD Disclosure.

On November 11, 2011, the Company issued a press release entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.” A copy of the press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing or other document filed by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings or documents, except to the extent expressly set forth by specific reference in such a filing or document. The information furnished pursuant to this Item 7.01 shall instead be deemed “furnished.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

99.1	Press Release, dated November 11, 2011, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: November 15, 2011	By:	/s/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Amended and Restated Articles of Incorporation of Cell Therapeutics, Inc.

10.1	Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as amended and restated.

99.1	Press Release, dated November 11, 2011, entitled “Cell Therapeutics, Inc. Reports Outcome of Annual Meeting of Shareholders.”